EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

Interactive Motorsports and Entertainment Corp.
Indianapolis, Indiana

We consent to the incorporation by reference in Registration Statement No. 333-97323 on Form S-8 of Interactive Motorsports and Entertainment Corp. successor by merger to Pacific International Holding, Inc, of our report dated April 4, 2003 appearing in this Annual Report on Form 10-KSB of Interactive Motorsports and Entertainment Corp. for the year ended December 31, 2002.


/s/ Crowe Chizek and Company LLC

Indianapolis, Indiana
April 15, 2003